GRAINGER REPORTS RESULTS FOR THE 2018 THIRD QUARTER
Revenue grows 7.4%; 8.2% excluding foreign exchange and impact of hurricanes

Quarterly Summary

•	Reported operating earnings of $189 million, down 32 percent; adjusted operating earnings of $332 million, up 15 percent

•	Reported operating margin of 6.7 percent, down 380 basis points; adjusted operating margin of 11.7 percent, up 80 basis points

•	Reported EPS of $1.82, down 35 percent; adjusted EPS of $4.19, up 44 percent

CHICAGO, October 16, 2018 - Grainger (NYSE: GWW) today reported results for the third quarter ended September 30, 2018. Sales of $2.8 billion increased 7.4 percent versus $2.6 billion in the third quarter of 2017. Normalizing for foreign exchange and the impact of hurricanes, sales increased 8.2 percent versus the third quarter of 2017.

Reported earnings contained $139 million in non-cash impairment charges relating to the Cromwell business in the U.K., reflecting a slower growth trajectory and structural issues. These issues include prolonged Brexit uncertainty, that impacted the market outlook, and higher discount rates, which together account for a majority of the reduction in valuation.

Operating earnings for the quarter of $189 million were down 32 percent versus $278 million in the 2017 third quarter. On an adjusted basis, operating earnings for the quarter of $332 million were up 15 percent versus $287 million in the 2017 third quarter. Earnings per share of $1.82 were down 35 percent versus $2.79 in the 2017 third quarter. Adjusted earnings per share of $4.19 increased 44 percent versus $2.90 in the 2017 third quarter. The improvement in adjusted earnings per share was due primarily to higher sales, operating expense leverage and a lower tax rate.

Quarterly Financial Summary

($ in millions)	Q3 2018		Q3 2017		Change
	Reported	Adjusted (1)	Reported	Adjusted (1)	Reported	Adjusted (1)
Net sales	$2,831	$2,831	$2,636	$2,636	7%	7%
Gross profit	$1,079	$1,079	$1,017	$1,018	6%	6%
Operating earnings	$189	$332	$278	$287	-32%	15%
Net earnings	$104	$240	$162	$169	-36%	43%
Diluted earnings per share	$1.82	$4.19	$2.79	$2.90	-35%	44%

Gross profit margin	38.1%	38.1%	38.6%	38.6%	(50) bps	(50) bps
Gross profit margin (rev. rec.) (2)	38.6%	38.6%	38.6%	38.6%	0 bps	0 bps
Operating margin	6.7%	11.7%	10.5%	10.9%	(380) bps	80 bps
Tax rate	32.7%	20.0%	31.7%	31.7%	100 bps	(1170) bps

(1)
Results exclude restructuring and impairment of intangible assets as shown on pages 8-9 of this release. Reconciliations of the adjusted measures reflected in this table to the most directly comparable GAAP measures are provided on pages 8-9 of this release.

(2)	Gross margin normalized for the new revenue recognition standard.

“The third quarter represented another solid quarter of profitable growth across the business,” said DG Macpherson, Chairman and Chief Executive Officer. “Even though we lapped the 2017 U.S. pricing changes during the quarter, we saw continued strong momentum and share gains from large and medium customers. Adjusted for the new revenue recognition standard, gross profit margin in the United States was up modestly over last year. The balance of the portfolio is performing as expected, particularly in Canada and with the single channel online businesses. We are confident in our ability to lead the industry with the best service and solutions for our customers.”

Company
Sales increased 7.4 percent in the 2018 third quarter versus the 2017 third quarter, driven by a 7 percentage point increase from volume and 1 percentage point increase in price, partially offset by a 1 percentage point decline from foreign exchange and the impact of hurricanes.

Gross profit margin for the quarter was 38.1 percent versus 38.6 percent in the 2017 third quarter. The lower gross profit margin reflects a 50 basis point decline from implementation of a new revenue recognition standard. When normalized for the new standard, gross profit margin for the 2018 third quarter was 38.6 percent, flat to the 2017 third quarter.

For the third quarter, the company’s reported tax rate was 32.7 percent versus 31.7 percent in the 2017 third quarter. The increase was primarily due to the Cromwell impairment charges that lowered reported earnings and were not tax deductible, net of the benefit from U.S. tax reform. The adjusted tax rate was 20.0 percent in the 2018 third quarter versus 31.7 percent in the 2017 third quarter. The lower tax rate reflects the impact of U.S. tax reform and the tax benefit from stock-based compensation. For the fourth quarter, the company projects a reported and adjusted tax rate of 23 to 26 percent, which does not include any future tax benefit from stock-based compensation.

Cash Flow
Operating cash flow for the quarter was $367 million versus $349 million in the 2017 third quarter, an increase of 5 percent compared to the same period last year due to increased net earnings, partially offset by working capital investments to support growth. Free cash flow in the quarter was $334 million versus $329 million in the 2017 third quarter. The company used the cash generated during the quarter to invest in the business and return cash to shareholders through share repurchases and dividends. During the quarter, capital expenditures were $66 million. In the quarter, Grainger returned $159 million to shareholders through $77 million in dividends and $82 million to buy back 243,000 shares.

Webcast
Grainger will conduct a live conference call and webcast at 11:00 a.m. Eastern Daylight Time on October 16, 2018, to discuss the third quarter. The webcast will be hosted by DG Macpherson and Tom Okray, Senior Vice President and Chief Financial Officer and can be accessed at www.grainger.com/investor. For those unable to participate in the live event, a webcast replay will be available for 90 days at www.grainger.com/investor.

About Grainger
W.W. Grainger, Inc., with 2017 sales of $10.4 billion, is North America’s leading broad line supplier of maintenance, repair and operating products (MRO), with operations also in Europe, Asia and Latin America.

Visit www.grainger.com/investor to view information about the company, including a supplement regarding 2018 third quarter results. The Grainger Investor Relations website also includes company information in our Fact Book and Corporate Social Responsibility report.

Safe Harbor Statement

All statements in this communication, other than those relating to historical facts, are “forward-looking statements.” These forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. These forward-looking statements include, but are not limited to, statements about future strategic plans and future financial and operating results. Important factors that could cause actual results to differ materially from expectations include, among others: higher product costs or other expenses; a major loss of customers; loss or disruption of source of supply; increased competitive pricing pressures; failure to develop or implement new technologies; the implementation, timing and success of our strategic pricing initiatives; the outcome of pending and future litigation or governmental or regulatory proceedings, including with respect to wage and hour, anti-bribery and corruption, environmental, advertising, privacy and cybersecurity matters; investigations, inquiries, audits and changes in laws and regulations; disruption of information technology or data security systems; general industry or market conditions; general global economic conditions; currency exchange rate fluctuations; market volatility; commodity price volatility; labor shortages; facilities disruptions or shutdowns; higher fuel costs or disruptions in transportation services; natural and other catastrophes; unanticipated weather conditions; loss of key members of management; our ability to operate, integrate and leverage acquired businesses; changes in credit ratings; changes in effective tax rates and other factors which can be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available on our Investor Relations website. Forward-looking statements are given only as of the date of this communication and we disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Media:	Investors:
Joseph Micucci	Irene Holman
Senior Director, External Affairs	Vice President, Investor Relations
O: 847-535-0879	O: 847-535-0809
M: 847-830-5328	M: 847-217-8679

Grainger Media Relations Hotline	Michael Ferreter
847-535-5678	Senior Manager, Investor Relations
O: 847-535-1439
M: 847-271-6357

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(In thousands of dollars, except for per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net sales	$2,831,429	$2,635,999	$8,458,042	$7,792,397
Cost of goods sold	1,752,194	1,618,819	5,176,107	4,716,069
Gross profit	1,079,235	1,017,180	3,281,935	3,076,328
Selling, general and administrative expense	890,113	739,442	2,413,997	2,277,009
Operating earnings	189,122	277,738	867,938	799,319
Other income and (expense)
Interest income	2,003	707	3,645	1,365
Interest expense	(22,353)	(23,790)	(69,942)	(64,971)
Equity method investment	(3,731)	(10,635)	(18,271)	(25,130)
Other non-operating income	5,976	5,978	18,001	17,284
Total other expense, net	(18,105)	(27,740)	(66,567)	(71,452)
Earnings before income taxes	171,017	249,998	801,371	727,867
Income taxes	55,972	79,182	197,798	267,239
Net earnings	115,045	170,816	603,573	460,628
Net earnings attributable to noncontrolling interest	10,668	8,810	30,680	25,957
Net earnings attributable to W.W. Grainger, Inc.	$104,377	$162,006	$572,893	$434,671

Earnings per share -Basic	$1.84	$2.80	$10.12	$7.43
-Diluted	$1.82	$2.79	$10.04	$7.39
Average number of shares outstanding -Basic	56,340	57,317	56,172	58,010
-Diluted	56,804	57,521	56,589	58,330
Diluted Earnings Per Share
Net earnings as reported	$104,377	$162,006	$572,893	$434,671
Earnings allocated to participating securities	(882)	(1,406)	(4,682)	(3,532)
Net earnings available to common shareholders	$103,495	$160,600	$568,211	$431,139
Weighted average shares adjusted for dilutive securities	56,804	57,521	56,589	58,330
Diluted earnings per share	$1.82	$2.79	$10.04	$7.39

NOTE: Results for 2017 have been restated due to adoption of Accounting Standards Update (ASU) 2017-07, Compensation Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. The ASU effectively increases Selling, general and administrative expense, lowering Operating earnings, and decreases total other expense, net, with no impact on Net earnings or Earnings per share. Restated 2017 quarterly and annual financials can be found at www.grainger.com/investor.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands of dollars)

Assets	September 30, 2018	December 31, 2017
Cash and cash equivalents	$516,850	$326,876
Accounts receivable – net	1,481,300	1,325,186
Inventories	1,473,117	1,429,199
Prepaid expenses and other assets	93,586	86,667
Prepaid income taxes	18,491	38,061
Total current assets	3,583,344	3,205,989
Property, buildings and equipment – net	1,348,914	1,391,967
Deferred income taxes	20,726	22,362
Goodwill (1)	429,818	543,903
Intangibles - net (1)	479,521	569,115
Other assets	69,860	70,918
Total assets	$5,932,183	$5,804,254
Liabilities and Shareholders’ Equity
Short-term debt	$49,429	$55,603
Current maturities of long-term debt	36,973	38,709
Trade accounts payable	730,215	731,582
Accrued compensation and benefits	215,727	254,560
Accrued contributions to employees’ profit sharing plans	93,509	92,682
Accrued expenses	302,263	313,766
Income taxes payable	39,216	19,759
Total current liabilities	1,467,332	1,506,661
Long-term debt	2,148,399	2,248,036
Deferred income taxes and tax uncertainties	115,644	111,710
Employment-related and other non-current liabilities	100,754	110,114
Shareholders' equity (2)	2,100,054	1,827,733
Total liabilities and shareholders’ equity	$5,932,183	$5,804,254

(1)	Primarily related to a goodwill impairment of $105 million and an intangible impairment of $34 million relating to Cromwell. Also includes foreign currency translation and amortization of intangibles.
(2)	Common stock outstanding as of September 30, 2018 was 56,320,463 compared with 56,328,863 shares at December 31, 2017, primarily due to share repurchases.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands of dollars)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net earnings	$115,045	$170,816	$603,573	$460,628
Provision for losses on accounts receivable	3,166	2,418	6,784	15,187
Deferred income taxes and tax uncertainties	6,928	(7,922)	10,004	(15,261)
Depreciation and amortization	63,871	66,143	191,602	194,338
Net gains from sale of assets and divestitures	(4,813)	(1,241)	(22,270)	(7,163)
Impairment of goodwill, intangible and other assets	138,829	—	142,155	18,459
Stock-based compensation	8,408	7,122	36,241	27,152
Losses from equity method investment	3,731	10,635	18,271	25,130
Change in operating assets and liabilities:
Accounts receivable	(23,681)	(8,787)	(171,829)	(145,631)
Inventories	(8,930)	4,915	(53,270)	34,851
Prepaid expenses and other assets	12,231	20,026	(12,920)	(4,206)
Trade accounts payable	(1,006)	19,900	4,419	56,717
Other current liabilities	42,638	48,632	(36,377)	29,643
Current income taxes payable, net	10,122	11,655	38,666	18,015
Accrued employment-related benefits cost	(4,803)	651	(18,408)	4,306
Other – net	5,355	3,737	6,363	8,713
Net cash provided by operating activities	367,091	348,700	743,004	720,878
Cash flows from investing activities:
Additions to property, buildings and equipment and intangibles	(65,813)	(60,036)	(168,896)	(191,183)
Proceeds from sales of assets	32,278	40,663	75,558	110,421
Equity method investment	2,111	(9,130)	(11,875)	(22,430)
Other – net	—	3,700	—	3,554
Net cash used in investing activities	(31,424)	(24,803)	(105,213)	(99,638)
Cash flows from financing activities:
Net (decrease) increase in commercial paper	—	(99,907)	18	(369,748)
Borrowings under lines of credit	1,638	3,557	23,782	33,931
Payments against lines of credit	(5,591)	(21,669)	(27,899)	(39,705)
Net (decrease) increase of long-term debt	(53,160)	335	(89,223)	408,208
Proceeds from stock options exercised	92,415	191	179,549	27,255
Payments for employee taxes withheld from stock awards	(1,281)	(827)	(11,381)	(17,546)
Purchase of treasury stock	(81,868)	(122,421)	(282,746)	(435,983)
Cash dividends paid	(77,157)	(73,867)	(232,289)	(225,504)
Other – net	7	—	2,747	—
Net cash used in financing activities	(124,997)	(314,608)	(437,442)	(619,092)
Exchange rate effect on cash and cash equivalents	(6,281)	221	(10,375)	8,281
Net change in cash and cash equivalents	204,389	9,510	189,974	10,429
Cash and cash equivalents at beginning of period	312,461	275,065	326,876	274,146
Cash and cash equivalents at end of period	$516,850	$284,575	$516,850	$284,575

SUPPLEMENTAL INFORMATION - CONSOLIDATED STATEMENTS OF EARNINGS
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of dollars, except for per share amounts)

The company supplemented the reporting of financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, which the company refers to as “adjusted” measures, including adjusted net sales growth, adjusted gross profit, adjusted gross profit margin, adjusted operating earnings, adjusted operating margin, adjusted net earnings, adjusted diluted earnings per share and adjusted tax rate. Free cash flow is not defined under GAAP. The company defines free cash flow as net cash flow provided by operating activities less purchases of property, buildings and equipment plus proceeds from the sale of assets. The company believes free cash flow is meaningful to investors as a useful measure of performance and the company uses this measure as an indication of the strength of the company and its ability to generate cash. Adjusted measures exclude items that may not be indicative of core operating results. The company believes that these non-GAAP measures provide meaningful information to assist shareholders in understanding financial results and assessing prospects for future performance. Management believes adjusted net sales growth, adjusted gross profit, adjusted gross profit margin, adjusted operating earnings, adjusted operating margin, adjusted net earnings, adjusted diluted earnings per share and adjusted tax rate are important indicators of operations because they exclude items that may not be indicative of our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported results. These non-GAAP financial measures reflect an additional way of viewing aspects of operations that, when viewed with GAAP results, provide a more complete understanding of the business. The company strongly encourages investors and shareholders to review company financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

The reconciliations provided below reconcile the non-GAAP financial measures adjusted net sales growth, adjusted gross profit, adjusted gross profit margin, adjusted operating earnings, adjusted operating margin, adjusted net earnings, adjusted diluted earnings per share and adjusted tax rate with GAAP financial measures:

	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Net sales growth reported	7.4%	8.5%
Foreign exchange	0.4	(0.7)
Hurricane	0.4	0.1
Net sales growth adjusted	8.2%	7.9%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	Gross Profit %	2017	Gross Profit %	2018	Gross Profit %	2017	Gross Profit %
Gross profit reported	$1,079,235	38.1%	$1,017,180	38.6%	$3,281,935	38.8%	$3,076,328	39.5%
Restructuring, net (1)	(141)	—	481	—	820	—	3,055	—
Gross profit adjusted	$1,079,094	38.1%	$1,017,661	38.6%	$3,282,755	38.8%	$3,079,383	39.5%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	Operating Margin %	2017	Operating Margin %	2018	Operating Margin %	2017	Operating Margin %
Operating earnings reported	$189,122	6.7%	$277,738	10.5%	$867,938	10.3%	$799,319	10.3%
Restructuring, impairment and other charges, net (1)	142,484	5.0	9,648	0.4	165,818	1.9	66,511	0.8
Operating earnings adjusted	$331,606	11.7%	$287,386	10.9%	$1,033,756	12.2%	$865,830	11.1%

SUPPLEMENTAL INFORMATION - CONSOLIDATED STATEMENTS OF EARNINGS
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of dollars, except for per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	%	2018	2017	%
Net earnings reported	$104,377	$162,006	(36)%	$572,893	$434,671	32%
Restructuring, impairment and other charges, net (1)	136,029	6,519		154,066	66,576
Net earnings adjusted	$240,406	$168,525	43%	$726,959	$501,247	45%

Diluted earnings per share reported	$1.82	$2.79	(35)%	$10.04	$7.39	36%
Pretax restructuring, impairment and other charges, net (1)	2.48	0.17		2.90	1.13
Tax effect (2)	(0.11)	(0.06)		(0.20)	—
Total, net of tax	2.37	0.11		2.70	1.13
Diluted earnings per share adjusted	$4.19	$2.90	44%	$12.74	$8.52	50%

	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017
Tax rate reported	32.7%	31.7%
Stock-based compensation	(2.6)	(0.2)
Restructuring, impairment and other charges, net (1)	(10.1)	0.2
Tax rate adjusted	20.0%	31.7%

(1) Third quarter 2018 charges primarily related to the impairment of intangible assets in Cromwell. The charges also included restructuring actions in the United States and Canada. Third quarter 2017 charges related to restructuring actions and sales of branches in the United States and branch closures and other restructuring in Canada.

(2) The tax impact of adjustments is calculated based on the income tax rate in each applicable jurisdiction, subject to deductibility limitations and the company's ability to realize the associated tax benefits.

Free Cash Flow	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$367,091	$348,700	$743,004	$720,878
Less:
Additions to property, building and equipment	65,813	60,036	168,896	191,183
Add:
Proceeds from the sale of assets	32,278	40,663	75,558	110,421
Free Cash Flow	$333,556	$329,327	$649,666	$640,116

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